Exhibit 99.2

Press release

Atos to acquire Xerox’s Information Technology Outsourcing business

Complementary portfolios support new levels of strategic collaboration between Atos and Xerox

•	Atos would acquire Xerox’s ITO business to nearly triple its size in the U.S., which would represent its largest operating geography; Atos would become one of Xerox’s primary IT services providers

•	Cash consideration for the transaction is $1.05 billion prior to closing adjustments, with additional consideration of $50 million subject to the condition of certain assets at closing

•	The transaction enables Xerox to increase its focus on its BPO and document outsourcing businesses within its Services segment

Bezons and Norwalk, December 18, 2014 - Atos (EURONEXT PARIS:ATO), an international leader in digital services, and Xerox (NYSE:XRX), a global business services, technology, and document management company, today announced their intention for Atos to purchase Xerox’s ITO business for $1.05 billion and become a primary IT services provider for Xerox. Additionally, this transaction will enable new levels of collaboration in client situations and innovative solutions leveraging Atos’ world-class ITO capabilities and highlighting Xerox’s BPO and document outsourcing expertise.

As part of this transaction, Atos will add Xerox’s blue-chip ITO clients to its portfolio in order to accompany them on their digital journey. With estimated 2014 revenue of $1.5 billion, Xerox’s ITO business employs approximately 9,800 ITO employees in 45 countries, with 4,500 in the U.S. and more than 3,800 in global delivery countries such as India, the Philippines and Mexico. The Xerox ITO leadership team will also join Atos. Xerox’s existing ITO clients will gain access to Atos’ global IT services capabilities and a broad range of cutting-edge services.

Also under the terms of this transaction, Atos will provide IT services to Xerox.

Atos and Xerox have established a working relationship spanning several years. For example, Atos has relied on Xerox for managed print, human resource and financial services. Xerox currently uses Atos for ITO work in Europe.

“Atos is a company with whom we’ve had a long relationship in several capacities. Selling the ITO business to Atos gives our clients around the globe an expanded, world-class suite of IT capabilities that complement Xerox’s industry leading BPO and document outsourcing solutions.” said Ursula Burns, Xerox’s chairman and CEO. “This transaction is another step in our ongoing portfolio management strategy and increases our focus on those areas where we can deliver the most value and expertise to our clients”.

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Acquiring Xerox’s ITO business provides Atos with a broader geographic footprint and the ability to support the needs of its European and U.S. clients anywhere in the world. This adds breadth to its already deep services portfolio and leading technologies, particularly in Cloud, Big Data, Cyber-security, and in High Power Computing.

Thierry Breton, Chairman and CEO of Atos, said: “Increasing our position in the US is a major step in the completion of our three year strategic plan and responds to a strong demand from our global customers. This transaction will allow us to strengthen our footprint in the U.S. market which is an early adopter of high growth innovative technologies and to access a pool of talented and highly skilled technologists. At Atos we are all excited to welcome soon our 9,800 new colleagues who will be part of a leader fully dedicated to the most advanced IT Services.

“The two companies already have a successful long-standing commercial relationship. This provides both companies the opportunity to take full benefit of this strategic collaboration and it makes me very confident in our ability to generate value for our customers and shareholders.”

The intended transaction which has received the unanimous support of both the Atos’ and Xerox’s Boards of Directors, is subject to customary closing conditions, regulatory and antitrust approvals, and consultation with the relevant employee representative bodies. The transaction is expected to close in the first half of 2015.

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Analysts and investors conference call

On Friday December 19, 2014, Thierry Breton, Chairman and CEO of Atos, together with Charles Dehelly, Senior Executive Vice President in charge of Global Operations and Michel-Alain Proch Executive Vice President and Chief Financial Officer, will hold an Analyst and Investor conference call in English for media starting at 8:00 am (CET - Paris).

The audio conference numbers are:

France dial-in:	+33 1 70 99 32 09	code 950419#
UK dial-in:	+44 207 1312 711	code 950419#
US dial-in:	+1 646 461 1757	code 950419#

The conference (audio and webcast) and the presentation will also be available on our website at: www.atos.net, in the Investors section.

Press and Media conference and call

On Friday December 19, 2014, Thierry Breton, Chairman and CEO of Atos, together with Ursula Burns, Chairman and CEO of Xerox will hold a press conference in English for media starting at 13:30 pm (CET - Paris) / 7:30 am (EDT-New York).

The audio conference numbers are:

France dial-in:	+33 1 70 99 32 09	code 950442#
UK dial-in:	+44 207 1312 711	code 950442#
US dial-in:	+1 646 461 1757	code 950442#

The conference (audio and webcast) and the presentation will also be available on our website at: www.atos.net, in the Media section and xerox.com/news.

Contacts

Atos

	Investor Relations:	Gilles Arditti	Tel +33 (0) 1 73 26 00 66
gilles.arditti@atos.net

	Press:	Caroline Crouch	Tel +44 77 333 100 86
caroline.crouch@atos.net

		Sarah-Pearl Bokobza	Tel +33 (0) 6 10 86 01 72
sarah-pearl.bokobza@atos.net

Xerox

	Investor Relations:	Jennifer Horsley	Tel 203 849 2656
jennifer.horsley@xerox.com

		Troy Anderson	Tel 203 849 2672
troy.anderson.xerox.com

	Press:	Karen Arena	Tel 203 849 5521
karen.arena@xerox.com

		Carl Langsenkamp	Tel 585 423-5782
Carl.langsenkamp@xerox.com

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About Atos

Atos SE (Societas Europaea) is a digital services leader with 2013 pro forma annual revenue of € 10 billion and 86,000 employees in 66 countries. Serving a global client base, the Group provides Consulting & Systems Integration services, Managed Services & BPO, Cloud operations, Big Data & Cyber-security solutions, as well as transactional services through Worldline, the European leader in the payments and transactional services industry. With its deep technology expertise and industry knowledge, the Group works with clients across different business sectors: Defense, Financial Services, Health, Manufacturing, Media, Utilities, Public sector, Retail, Telecommunications, and Transportation.

Atos is focused on business technology that powers progress and helps organizations to create their firm of the future. The Group is the Worldwide Information Technology Partner for the Olympic & Paralympic Games and is listed on the Euronext Paris market. Atos operates under the brands Atos, Atos Consulting, Atos Worldgrid, Bull, Canopy, and Worldline.

For more information, visit: Atos.net.

About Xerox

Xerox is a global business services, technology and document management company helping organizations transform the way they manage their business processes and information. Headquartered in Norwalk, Conn., we have more than 140,000 Xerox employees and do business in more than 180 countries. Together, we provide business process services, printing equipment, hardware and software technology for managing information - from data to documents. Learn more at www.Xerox.com.

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Disclaimers

This release contains “forward-looking statements” that involve risks and uncertainties, including references concerning the Group’s expected growth and profitability in the future which may significantly impact expected performance other than as indicated. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services and potential, and statements regarding future performance. Significant risks and uncertainties may be linked to factors out of the control of the Company and not precisely estimated, such as market conditions or competitors behaviors. Any statements made in this document that are not statements of historical fact, including statements about Atos’ beliefs and expectations and statements about Atos’ proposed acquisition of Xerox’s ITO division, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements that may relate to Atos’ plans, objectives, strategies, goals, future events, future revenue or synergies, or performance, and other information that is not historical information. Actual events or results may differ from those described in this document due to a number of risks and uncertainties that are described within the 2013 Registration Document filed with the Autorité des Marchés Financiers (AMF) on April 2, 2014 under the registration number: D14-0272 and its update filed with the Autorité des Marchés Financiers (AMF) on August 5, 2014 under the registration number: D.14-0272-A01. Atos does not undertake, and specifically disclaims, any obligation or responsibility to update or amend any of the information above except as otherwise required by law.

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to Xerox, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; actions of competitors; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; development of new products and services; our ability to protect our intellectual property rights; our ability to expand equipment placements; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security; service interruptions; interest rates, cost of borrowing and access to credit markets; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to drive the expanded use of color in printing and copying; the outcome of litigation and regulatory proceedings to which we may be a party; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 and our 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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